Exhibit 10

                               PURCHASE AGREEMENT
                                     BETWEEN
                               PASTA PRANZO, LLC.
                                A CALIFORNIA LLC
                                       AND
                  SHAREHOLDERS OF CREATIVE EATERIES CORPORATION
                           A NEVADA PUBLIC CORPORATION


AGREEMENT, made this 1st day of November 2005, by and between Pasta Pranzo, LLC, ("PASTA") and Creative Eateries Corporation ("CREATIVE").

                                    RECITALS

WHEREAS, PASTA has developed a system (System) for the operation of Pasta Pranzo(R) restaurants, offering to the public food restaurant items. The system includes, among other things, specific trademarks or service marks, including without limitation, the Pasta Pranzo(R) trademark, logo and related commercial symbols and slogans, and recipes, including future recipes, developed by PASTA.

WHEREAS, CREATIVE desires to purchase from PASTA 100% membership in Pasta Pranzo Franchise Company, LLC and the System including, without limitation, the Marks and Recipes in exchange for $300,000 in shares of CREATIVE's restricted common stock, 1% (one sixth) of the 6% royalty fee charged to franchisees, and $2000 from each franchise fee of $25,000 collected.

WHEREAS, CREATIVE also desires to purchase from PASTA its California operation at 2224 Sawtelle Boulevard, Los Angeles, CA for a $300,000 note, Exhibit B, with the first payment due on January 15th, 2006, but may be made prior to that date.

WHEREAS, PASTA agrees to cover operating costs of the store until December 31, 2005 and will continue to run the store in the same manner, including training manuals, and any other tasks that may be required at the store level.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein,

                      THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I

ISSUANCE OF SHARES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, CREATIVE will issue to PASTA $300,000 in value of CREATIVE's restricted common stock.

     1.2 Exemption From Registration. The parties hereto intend that the common stock to be issued by the CREATIVE to PASTA shall be exempt from the

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registration requirements of the Securities Act of 1933, as amended ("the Act"), pursuant to section 4(2) and or 3(b) of the Act and the rules and regulations promulgated there under.

     1.3 Restricted Securities. CREATIVE represents to PASTA, and PASTA is aware that the shares are "Restricted Securities" as that term is defined in Rule 144 and the general rules and regulations of the 1933 act. CREATIVE further represents that PASTA is fully aware of the applicable limitations on the resale of restricted securities and that these restrictions are set forth, for the most part, in Rule 144 of the act as promulgated by the Securities and Exchange Commission (SEC).

     1.4 Restrictive Legend. CREATIVE further represents that PASTA understands that any and all certificates representing the Shares shall bear the following investment legend, which PASTA understands:

     "No sale, offer to sell, or transfer of the shares represented by this certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such shares then in effect or an exemption from the registration requirements of said act is then in fact applicable to said shares."

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF PASTA

PASTA hereby represents and warrants to CREATIVE that:

     2.1 PASTA will provide CREATIVE with the Pasta Pranzo System including, without limitation, the Marks and Recipes in exchange for $300,000 in shares of CREATIVE's restricted common stock, 1% (one sixth) of the 6% royalty fee charged to franchisees, and $2000 from each franchise fee of $25,000 collected. PASTA will also provide its California operation at 2224 Sawtelle Boulevard, Los Angeles, CA for a $300,000 note, Exhibit B, with the first payment due on January 15th, 2006, but may be made prior to that date and PASTA agrees to cover operating costs of the store until December 31, 2005 and will continue to run the store in the same manner, including training manuals, and any other tasks that may be required at the store level.

     2.2 Non-Competition. PASTA Affiliates, their affiliates and family will not, either separately or together, as long as they are directly or indirectly affiliates of Seller or related, directly or indirectly, to the Master Franchise Agreement and for a period of three (3) years following the termination of any such direct or indirect affiliation or relationship, directly or indirectly, in any capacity, without Buyer's prior written consent, engage in a business, or plan for or organize a business, or provide services to, or have any financial interest in a business, which is competitive with or substantially similar to the business of the Pasta Pranzo(R) franchise or any Pasta Pranzo(R) franchise business by becoming an owner, operator, officer, director, shareholder, partner, consultant, associate, employee, advisor, agent, lessor or lessee, representative or franchisee or serve in any other capacity whatsoever in any

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such competing or substantially similar business. The ownership of not more than
2% of the voting stock of a publicly held corporation shall not be considered a violation of the foregoing provision.

     2.2 Organization. PASTA is a LLC duly organized, validly existing and in good standing under the laws of California, has all necessary corporate powers to own its property and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     2.2 Capital. Management of PASTA own control of Pasta Pranzo Franchise Company, LLC and therefore have the right to vote for the completion of this transaction. PASTA represents that there are no other issued and outstanding open subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating PASTA to issue or to transfer from treasury any additional shares of its capital stock.

     2.3 Financial Statements. The most recent financial statements of PASTA including Pasta Pranzo Franchise Company, LLC and the store located at 2224 Sawtelle Boulevard, Los Angeles, CA are attached as Exhibit A. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by PASTA throughout the period indicated, and fairly represent the financial position of each as of the date of the balance sheet included in the financial statements.

     2.4 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, CREATIVE and/or its attorneys shall have the opportunity to meet with the accountants and attorneys to discuss the financial condition of PASTA. PASTA shall make available to CREATIVE and/or its attorney all books and records, once reasonable notice of such request has been given.

     2.5 Authority. The Board of Directors of PASTA have authorized the execution of this Agreement and the consummation of transactions contemplated herein, and PASTA has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of PASTA, and is enforceable in accordance with its terms and conditions.

     2.6 Ability to Carry Out Obligations. The execution and delivery of this Agreement by PASTA of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which either is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of PASTA, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of PASTA.

     2.7 Full Disclosure. None of the representations and warranties made by PASTA herein, or in any exhibit, certificate or memorandum furnished or to be

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furnished by either, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     2.8 Good Title. Other than as described in Exhibit A, PASTA has good and marketable title to all of its property free and clear of any liens, claims and encumbrances of any nature, form or description.

     2.9 Indemnification. PASTA agrees to defend and hold CREATIVE harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by PASTA to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by PASTA under this Agreement.

     2.10 Settlements. PASTA agrees to negotiate the settlement of all outstanding obligations of those represented on Exhibit A.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF CREATIVE

CREATIVE hereby represents and warrants to PASTA that:

     3.1 CREATIVE will provide $300,000 in shares of CREATIVE's restricted common stock, 1% (one sixth) of the 6% royalty fee charged to franchisees, and $2000 from each franchise fee of $25,000 collected in exchange for 100% membership in Pasta Pranzo Franchise Company, LLC and the System including, without limitation, the Marks and Recipes. CREATIVE will also provide a $300,000 note, Exhibit B, with the first payment due on January 15th, 2006, but may be made prior to that date for the Pasta Pranzo location at 2224 Sawtelle Boulevard, Los Angeles, CA.

     3.2 Financial Ability. CREATIVE is a corporation duly organized, validly existing and in good standing, and has the necessary wherewithall to complete this agreement through its legal counsel.

     3.3 Authority. CREATIVE has authorized the execution of this Agreement and the consummation of transactions contemplated herein through its legal counsel. CREATIVE's legal counsel has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of CREATIVE, and is enforceable in accordance with its terms and conditions.

     3.4 Ability to Carry Out Obligations. The execution and delivery of this Agreement by CREATIVE and the performance by CREATIVE of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage,

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charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which CREATIVE is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required except approvals required by law, if any, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of CREATIVE, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of CREATIVE.

     3.5 Full Disclosure. None of the representations and warranties made by CREATIVE herein, or in any exhibit, certificate or memorandum furnished or to be furnished by CREATIVE, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.6 Indemnification. CREATIVE agrees to defend and hold PASTA harmless against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by CREATIVE to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by CREATIVE under this Agreement.

                                   ARTICLE IV

                                    COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing date, PASTA shall provide the other full access during normal business hours to all properties, books, contracts, commitments, and records for the purpose of examining same.

     4.2 Conduct of Business. Prior to the Closing, PASTA shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written consent of CREATIVE. Neither CREATIVE nor PASTA shall amend its articles of incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets or settle or discharge any balance sheet receivable other than in the normal course of business.

     4.3 Required Corporate Action by CREATIVE. CREATIVE and its officers and directors shall cause a meeting to be held as soon as practicable for the purpose of voting on the approval of this Agreement.

     4.4 Officers and Directors. Effective on the Date of Closing, the officers and directors of PASTA shall appoint additional officers and/or directors as recommended by CREATIVE.

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                                    ARTICLE V

                 CONDITIONS PRECEDENT TO CREATIVE'S PERFORMANCE

     5.1 Conditions. CREATIVE's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. CREATIVE may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by CREATIVE of any other condition of or any of CREATIVE's other rights or remedies, at law or in equity, if PASTA shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 PASTA Performance. PASTA shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.3 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by PASTA in this Agreement or in any written statement that shall be delivered to CREATIVE by PASTA under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.4 Acceptance by CREATIVE. The holders of an aggregate of not less than 51% of the issued and outstanding shares of common stock of PASTA shall have executed this agreement below thereby acknowledging their agreement to exchange issuance of control to CREATIVE of common stock as described in paragraph 1.1. above.

                                   ARTICLE VI

                    CONDITIONS PRECEDENT TO PASTA PERFORMANCE

     6.1 Conditions. PASTA obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article VI. PASTA may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by PASTA of any other condition of or any of PASTA other rights or remedies, at law or in equity, if CREATIVE shall be in default of any of their representations, warranties, or covenants under this Agreement.

     6.2 CREATIVE Performance. CREATIVE shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.3 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CREATIVE in this Agreement or in any written statement that shall be delivered to PASTA by CREATIVE under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

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                                   ARTICLE VII

                                     CLOSING

     7.1 Closing. The Closing of this transaction shall be held at a place and on a date mutually acceptable to the parties.

     At the Closing the parties shall deliver the following in form acceptable to counsel to the parties or as set forth herein:

By CREATIVE:

     A. $300,000 in shares of CREATIVE's restricted common stock to be issued within ten days of closing, the rights to 1% (one sixth) of the 6% royalty fee charged to franchisees, and $2000 from each franchise fee of $25,000 collected and a $300,000 note.

By PASTA:

     B. 100% membership in Pasta Pranzo Franchise Company, LLC and the System including, without limitation, the Marks and Recipes as related to Pasta Pranzo and its California operation at 2224 Sawtelle Boulevard, Los Angeles, CA.

                                  ARTICLE VIII

                                    REMEDIES

     8.1 Legal Action and Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     8.2 Termination. In addition to the other remedies, any of the parties hereto may terminate this Agreement, without liability:

          (i) upon the failure of any condition not otherwise waived by the parties; or

          (ii) upon mutual consent of the respective boards of directors of CREATIVE and PASTA.

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                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or, discharge is sought.

     9.3 Non-Waiver. Except as other wise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged.

     9.4 Time of Essence. Time is of the essence of this Agreement and each and every part hereof.

     9.5 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings and merges any all such prior discussions and/or agreements herein.

     9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Arizona.

     9.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     9.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     CREATIVE Representative:

                             Edward C. Heisler
                             7400 E. McDonald Suite 121
                             Scottsdale, AZ 85250

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     PASTA Representative:

                             John Slezak
                             5700 Seawalk Dr. #1
                             Playa Vista, CA 90094

     9.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives successors and assigns of each of the parties to this Agreement.

     9.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement.

     9.11 Brokers. The parties hereto represent that no finder's fee has been paid or is payable by any party.

     9.12 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     9.13 Facsimile Signatures as Originals. Original signatures transmitted by facsimile communication shall constitute originals for the purpose of validly executing this Agreement.


     AGREED TO AND ACCEPTED as of the date first above written.


     Pasta Pranzo, LLC.


     By /s/ Lynn Kataoka                   By /s/ Frank Rizzi
       ------------------------------        ------------------------------
       Lynn Kataoka, President               Frank Rizzi


     By /s/ John Slezak
       ------------------------------
       John Slezak


     Creative Eateries Corporation


     By /s/ Frank Holdraker
       ------------------------------
       Frank Holdraker, President

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                                    EXHIBIT A

                              Financial Statements






















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                                    EXHIBIT B

                                 Promissory Note






















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